040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120330045-90
	Filing Date and Time 05/09/2012 12:51 PM
	Entity Number E0258682012-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: WERVALUECOUPONS.COM INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

CHARLES SMITH
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

4790 CAUGHLIN PKWY #387 (Street Address) | RENO (City) | Nevada | 89519 (Zip Code)

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with* par value: 75000000 | Par value per share: $ 0.001 | Number of shares *without* par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) CHARLES SMITH (Name)
4790 CAUGHLIN PKWY #387 (Street Address) | RENO (City) | NV (State) | 89519 (Zip Code)

2) MARK KAISER (Name)
4790 CAUGHLIN PKWY #387 (Street Address) | RENO (City) | NV (State) | 89519 (Zip Code)

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

CHARLES SMITH (Name) | X CHARLES SMITH (Incorporator Signature)
4790 CAUGHLIN PKWY #387 (Address) | RENO (City) | NV (State) | 89519 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CHARLES SMITH
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | 5/9/2012 (Date)

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

WERVALUECOUPONS.COM INC

NAME OF CORPORATION

FILE NUMBER: E0258682012-8

FOR THE FILING PERIOD OF 5/2012 TO 5/2013

100101

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

CHARLES SMITH
4790 CAUGHLIN PKWY #387
RENO, NV 89519 USA

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	Document Number 20120386512-20
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/31/2012 11:52 AM
	Entity Number E0258682012-8

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes

001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
MARK KAISER	PRESIDENT (OR EQUIVALENT OF)	4790 CAUGHLIN PKWY, STE 387 , USA	RENO	NV	89519
MARK KAISER	SECRETARY (OR EQUIVALENT OF)	4790 CAUGHLIN PKWY, STE 387 , USA	RENO	NV	89519
MARK KAISER	TREASURER (OR EQUIVALENT OF)	4790 CAUGHLIN PKWY, STE 387 , USA	RENO	NV	89519
MARK KAISER	DIRECTOR	4790 CAUGHLIN PKWY, STE 387 , USA	RENO	NV	89519

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X MARK KAISER

Signature of Officer

Title: PRESIDENT

Date: 5/31/2012 11:53:55 AM

Nevada Secretary of State Initial List Profit
Revised: 8-5-09